UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 1, 2007

MOBILITY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)
Delaware
(State or Other Jurisdiction of Incorporation)

0-30907 (Commission File Number)	86-0843914 (IRS Employer Identification No.)

17800 N. Perimeter Dr., Suite 200, Scottsdale, Arizona	85255
(Address of Principal Executive Offices)	(Zip Code)
(480) 596-0061
(Registrant’s telephone number, including area code)
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
Item 7.01. Regulation FD
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1
EX-10.2
EX-99.1

Item 1.01. Entry into a Material Definitive Agreement.
     On May 1, 2007, Mobility Electronics, Inc. (“Mobility”) entered into a Mutual Restructuring and Separation Agreement with Charles R. Mollo (the “Separation Agreement”) and an Employment Agreement with Michael D. Heil (the “Employment Agreement”).
     Pursuant to the terms of the Separation Agreement, effective June 8, 2007, Mr. Mollo will no longer continue to serve as Mobility’s President and Chief Executive Officer and will also cease to serve in his position as member, and Chairman, of Mobility’s Board of Directors. Pursuant to the terms of the Separation Agreement, Mobility and Mr. Mollo have agreed that, effective June 8, 2007, (a) Mr. Mollo will receive a total cash severance payment of $578,136, which represents his current annual salary plus maximum bonus for 2007 assuming 100% achievement of all bonus objectives, (b) the Company will reimburse Mr. Mollo for the cost associated with maintaining his existing medical and dental benefits through June 8, 2008, (c) the 100,000 restricted stock units granted to Mr. Mollo on January 13, 2005 shall vest in full, (d) the exercise period for the 150,000 stock options granted to Mr. Mollo on December 16, 2003, having an exercise price of $9.05 per share, will continue until December 16, 2009, and (e) through June 8, 2010, Mr. Mollo will make himself available for up to ten hours per month to consult, from time to time, with Mobility’s Chief Executive Officer.
     Pursuant to the terms of the Employment Agreement, effective June 11, 2007, Mr. Heil will assume the position of President and Chief Executive Officer of Mobility and be appointed as a member of its Board of Directors. The initial term of Mr. Heil’s Employment Agreement begins on June 11, 2007 and extends to June 11, 2011, with subsequent automatic one year renewals unless either party provides written notice to the other at least ninety days prior to the end of the then current term. Pursuant to the terms of the Employment Agreement, Mr. Heil and Mobility have agreed that, beginning on June 11, 2007, (a) Mr. Heil will be paid a base salary of $400,000 per year, (b) Mr. Heil will participate in Mobility’s 2007 Executive Bonus Plan with a target bonus equal to 70% of Mr. Heil’s base salary and the opportunity to earn up to 140% of his base salary based on his and Mobility’s performance, (c) Mobility will award Mr. Heil a total of 1,000,000 restricted stock units, (each an “RSU”) as an inducement award without stockholder approval pursuant to Nasdaq Marketplace Rule 4350(i)(1)(A)(iv), with 500,000 RSUs vesting 25% per year over four years, or earlier, in full, upon a change in control of Mobility or, on a pro rata basis, upon Mr. Heil’s death, disability or termination without cause (the “Time –Based RSUs”), and 500,000 RSUs vesting upon the achievement of performance objectives to be mutually agreed upon between Mobility and Mr. Heil, and (d) Mr. Heil will relocate to the Phoenix/Scottsdale, Arizona metroplex by December 2007 and, until such time, Mobility will reimburse Mr. Heil for his reasonable out-of-pocket costs in commuting from San Diego, California to Scottsdale, Arizona, including coach air fare on a weekly basis, temporary lodging, and rental car expenses. Further, if Mr. Heil’s Employment Agreement is terminated as a result of non-renewal or his constructive termination, death or disability, then Mr. Heil shall be entitled to receive (i) an amount equal to one-year of his then applicable salary, (ii) an amount equal to his targeted bonus for the applicable calendar year multiplied by a fraction, the numerator of which shall be the actual days he was employed by Mobility during such calendar year, and the denominator of which shall be 365, and (iii) a vested percentage of the Time-Based RSUs in an amount equal to (1) a percentage equal to: (A) the number of months Mr. Heil was employed by Mobility, divided by (B) forty-eight, less (2) the percentage of the Time-Based RSUs which were vested as of the date of such termination.
     A copy of Mr. Mollo’s Separation Agreement and Mr. Heil’s Employment Agreement are attached as Exhibits 10.1 and 10.2 and are incorporated by reference herein. The above description of the terms of these agreements is not complete and is subject to the terms of the Separation Agreement and Employment Agreement.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     (b) Effective June 8, 2007, Mr. Mollo will no longer continue to serve as Mobility’s President and Chief Executive Officer and will also cease to serve in his position as member, and Chairman, of Mobility’s Board of Directors. Please refer to Item 1.01 for a description of Mr. Mollo’s Separation Agreement with Mobility.
     (c) Effective June 8, 2007, Robert W. Shaner, a current member of Mobility’s Board of Directors, will assume the position of Chairman of Mobility’s Board of Directors. Mr. Shaner, 58, has been a director since May 2004 and is Chairman of Mobility’s Compensation and Human Resources Committee and a member of its Corporate Governance and Nominating Committee. From December 2002 to September 2005, Mr. Shaner served as a director of REMEC, Inc., a wireless equipment and military product manufacturer, and from February 2004 to September 2004, served as its Interim Chief Executive Officer. From January 2001 to February 2003, Mr. Shaner served as the president of Wireless Operations for Cingular Wireless, LLC, a joint venture between the wireless divisions of SBC Communications Inc. and BellSouth Corporation. From November 1999 to January 2001, Mr. Shaner served as President and Chief Executive Officer of Pacific Bell Wireless and Southwestern Bell Mobile Systems, providers of wireless communication services to consumers and businesses. Mr. Shaner served as the President and Chief Executive Officer of Pacific Bell Wireless from August 1998 to November 1999. From March 1997 to July 1998, Mr. Shaner served as president of SBCI Europe and Middle East for SBC International, Inc. Prior to 1997, Mr. Shaner held various management positions at Southwestern Bell Telephone/Telecom and Cellular One. Mr. Shaner also currently serves as the Chairman of the Board of Trustees of Central Methodist University and as a director of Interdigital Communications Corporation, a designer, developer and provider of advanced wireless technologies and products that drive voice and data communications.
     Effective June 11, 2007, Mr. Heil will assume the position of President and Chief Executive Officer of Mobility and be appointed as a member of its Board of Directors. Mr. Heil, 59, is currently the President and Chief Executive Officer of Astute Networks, Inc., a fabless semiconductor company focused on the computer storage market. Mr. Heil began his employment with Astute Networks in 2004 as its President and Chief Executive Officer and will resign from such position prior to the commencement of his employment with Mobility. Prior to joining Astute Networks, from 2003 to 2004, Mr. Heil served as an outside director and consultant to several early-stage technology companies, including Locus Telecommunications, Maximize Wireless Solutions and Clearvue Technologies. From 2001 to 2002, Mr. Heil served as the Chief Executive Officer of Archway Digital Systems, Inc., a next generation blade-server start-up focused on the datacenter market. From 1999 to 2000, Mr. Heil served as the Chief Executive Officer of Broadstream Communications, Inc., a provider of a virtual head-end network and outsourced video service platform for the IPTV industry. From 1995 to 1999, Mr. Heil was employed by Compaq Computer Corporation, serving from 1998 to 1999 as its Senior Vice President, Worldwide Sales and Marketing, where he was responsible for sales, marketing, service and support for all Compaq products and services worldwide. From 1995 to 1998, Mr. Heil served as Compaq’s Senior Vice President and General Manager, Consumer Products Group where he managed the development, marketing and sales of all of Compaq’s consumer products and services worldwide and introduced the first portable computer designed for the consumer market. Prior to joining Compaq, from 1989 to 1995, Mr. Heil was President and General Manager of Los Angeles Cellular Telephone Company, a cellular phone operation company and, from 1985 to 1989, Mr. Heil was employed by Sony Corporation of America, most recently serving as its President, Display Products Company, where he managed the direct view, projection television and Watchman product lines. Mr. Heil holds a BA from the University of Texas.
     Please refer to Item 1.01 for a description of Mr. Heil’s Employment Agreement with Mobility.
     (d) Effective June 11, 2007, Mr. Heil will be appointed as a member of Mobility’s Board of Directors.

Item 7.01. Regulation FD
     On May 3, 2007, Mobility announced the above-described changes to its Board of Directors and executive management team via press release. A copy of the press release is furnished as Exhibit 99.1 to this report.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit
Number	Description of Document

10.1	Mutual Restructuring and Separation Agreement, dated May 1, 2007, by and between Mobility Electronics, Inc. and Charles R. Mollo.

10.2	Employment Agreement, dated May 1, 2007, by and between Mobility Electronics, Inc. and Michael D. Heil.

99.1	Press release, dated May 3, 2007.
SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MOBILITY ELECTRONICS, INC.
Dated: May 3, 2007	By:	/s/ Joan W. Brubacher
	Name:	Joan W. Brubacher
	Title:	Executive Vice President & Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Document

10.1	Mutual Restructuring and Separation Agreement, dated May 1, 2007, by and between Mobility Electronics, Inc. and Charles R. Mollo.

10.2	Employment Agreement, dated May 1, 2007, by and between Mobility Electronics, Inc. and Michael D. Heil.

99.1	Press release, dated May 3, 2007.